THIRD AMENDMENT TO LOAN DOCUMENTS

          Third Amendment to Loan Documents, dated as of November 4, 2008 (this "Amendment"), among Pure Biofuels Corp. (the "Guarantor"), Pure Biofuels Del Peru S.A.C. and Palma Industrial S.A.C. (each a "Borrower" and collectively, the "Borrowers"), Plainfield Special Situations Master Fund Limited (in its capacities as the Lender and the Administrative Agent), and the other Credit Parties party hereto. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Loan Agreement (as defined below).

                              W I T N E S S E T H:

          WHEREAS, the Guarantor, the Borrowers, the Lender and the Administrative Agent are parties to that certain Loan Agreement, dated as of September 12, 2007 (as amended by an amendment executed and delivered by the Guarantor and the Borrowers on March 13, 2008 (the "First Amendment"), and as further amended by an amendment dated as of April 18, 2008, among the Guarantor, the Borrowers, Plainfield Special Situations Master Fund Limited (in its capacities as the Lender and the Administrative Agent) and the other Credit Parties party thereto (the "Second Amendment") (pursuant to which the Lender has made Loans to the Borrowers in the aggregate outstanding principal amount of $37,346,939.00, reduced the Interest Reserve to $0.00 and agreed to defer the payment of interest with respect to the Loans during the period extending from and including March 12, 2008 to but excluding October 1, 2008 (the "Deferred Interest"), such Deferred Interest being due and payable in four equal monthly installments on October 1, 2008, November 1, 2008, December 1, 2008 and January 1, 2009) (as so amended, the "Loan Agreement");

          WHEREAS, the Loans are evidenced and secured by the Loan Agreement and the other Loan Documents;

          WHEREAS, subject to the terms and conditions of this Amendment, the parties hereto wish to amend certain provisions of the Loan Documents as herein provided.

          NOW, THEREFORE, IT IS AGREED:

          1. The Borrowers represent and warrant that the above recitals are true and correct in all respects.

          2.    The Loan Documents are amended as follows:

          (a) Section 1.01 of the Loan Agreement is hereby amended by replacing the definitions of "Authorized Representative", "Securities Purchase Agreement" and "Shareholders Agreement", respectively, with the following definitions, respectively:

          " 'Authorized Representative' means Luis Goyzueta or Alberto Pinto or any person or persons that has or have been authorized by the board of directors of Holdings or the Borrowers and are otherwise reasonably acceptable to Plainfield Special Situations Master Fund Limited."

          " 'Securities Purchase Agreement' shall mean the agreement, dated September 12, 2007, between Plainfield Peru I LLC, Plainfield Peru II LLC and Holdings, as amended by a first amendment, dated as of March 26, 2008 and as further amended by a second amendment, dated November 4, 2008."

          " 'Shareholders Agreement' shall mean the Shareholders Agreement, dated September 12, 2007, among Plainfield Peru I LLC, Plainfield Peru II LLC and the other shareholders party thereto, as amended by the amendment dated as of March 26, 2008."

          (b) Anything in Section 2.08 of the Loan Agreement or the other Loan Documents to the contrary notwithstanding, the Deferred Interest shall be due and payable on November 4, 2008.

          3. Anything in the Loan Agreement or the other Loan Documents to the contrary notwithstanding, each of the Borrowers and the other Credit Parties hereby covenants and agrees to take all actions set forth on Exhibit A to this Amendment, at their sole cost and expense, to implement a trust arrangement with respect to the Collateral (including, without limitation, any collateral as a result of securing the Loans made pursuant to the Second Amendment), which trust arrangement (including, without limitation, the documentation therefor) shall be in form and substance reasonably satisfactory to the Lender (the "Trust Arrangement"), all of the above to be completed within the time period set forth therein and the parties hereto acknowledge and agree that the Trust Arrangement shall replace and subsume any prior obligations of the Borrowers as set forth in the Loan Agreement or the other Loan Documents related to the Trust Arrangement prior to the date hereof and that the failure to take any of the actions required on Exhibit A to this Amendment, within the time period required, shall give rise to an immediate Event of Default.

          4. Except as set forth on Schedule 1 hereto, each of the Borrowers and the other Credit Parties hereby represents and warrants that all of the representations and warranties made by it in the Loan Agreement and the other Loan Documents are true and correct as of the date made and, to the extent it is a continuing representation or warranty, as of the Amendment Effective Date.

          5. Each of the Borrowers and the other Credit Parties acknowledges, confirms and agrees that (a) the aggregate principal amount of the Loans outstanding immediately prior to the Amendment Effective Date is $37,346,939.00 and (b) it possesses no claims, defenses, offsets, rights of recoupment or counterclaims of any kind or nature against the Lender or with respect to the Loans, the Loan Documents or the enforcement thereof (collectively, the "Claims"), nor does either of the Borrowers or any of the other Credit Parties now have knowledge of any facts that would or might give rise to any Claims. If facts now exist which would or could give rise to any Claim against the Lender or with respect to the Loans, the Loan Documents or the enforcement thereof, each of the Borrowers and the other Credit Parties hereby unconditionally, irrevocably and unequivocally waives and fully releases any and all such Claims as if such Claims were the subject of a law suit, adjudicated to final judgment from which no appeal can be taken, and therein dismissed with prejudice. Each of the Borrowers and the other Credit Parties hereby waives the provisions of any applicable laws restricting the release of claims which the releasing party does not know or suspect to exist at the time of release which, if

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
known, would have materially affected its decision to agree to this release. In this regard, each of the Borrowers and the other Credit Parties hereby agrees, represents and warrants to the Lender that it realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and each of the Borrowers and the other Credit Parties further agrees, represents and warrants that the release provided hereunder has been negotiated and agreed upon in light of that realization, and that each of the Borrowers and the other Credit Parties nevertheless hereby intends to release, discharge and acquit the Lender from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are in any manner set forth in or related to the Loans, the Loan Documents (including, without limitation, the enforcement thereof), the Mortgaged Property, the improvements located therein, the other Collateral and/or any and all dealings in connection therewith.

          6. (a) Each of the Borrowers and the other Credit Parties ratifies and confirms each of the liens and security interests granted by it to the Lender in the Loan Documents;

          (b) (i) each of the Borrowers and the other Credit Parties ratifies and confirms that the Security Documents create in favor of the Administrative Agent, for the benefit of the Lender, a security interest in all right, title and interest of each of the Borrowers and the other Credit Parties in those items and types of collateral described in the Security Documents, as security for the Obligations which include, without limitation, all Loans advanced to the Borrowers under the Loan Agreement.

                (ii) in furtherance of the foregoing, Section 1(i) of the Pledge Agreement is hereby amended to replace the existing text following after the words "each such Loan Document" and prior to the words "(all such obligations, liabilities and indebtedness under this clause (i), being herein collectively called the "Loan Document Obligations")" in its entirety with the following:

          ", an amendment to the Loan Agreement executed and delivered by Holdings and the Borrowers on March 13, 2008, the Second Amendment to Loan Documents, dated as of April 18, 2008 (the 'Second Amendment'), among Holdings, Pure Biofuels and Palma, Plainfield Special Situations Master Fund Limited (in its capacities as the Lender and the Administrative Agent), and the other Credit Parties party thereto, the Notes, dated April 18, 2008, issued by each of Pure Biofuels and Palma in favor of Plainfield Special Situations Master Fund Limited pursuant to the Second Amendment and the Third Amendment to Loan Documents, dated as of November 4, 2008 (the 'Third Amendment'), among Holdings, Pure Biofuels and Palma, Plainfield Special Situations Master Fund Limited (in its capacities as the Lender and the Administrative Agent), and the other Credit Parties party thereto";

          (c) each of the Borrowers and the other Credit Parties acknowledges and agrees that except as set forth in Section 2(b) as it applies to prior payments of interest due under Section 11.01(b) of the Loan Agreement subsequent to March 12, 2008 and prior to the

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
Amendment Effective Date and except as set forth in Section 3 as it applies to the Trust Arrangement, the Lender has not waived, and by its execution and delivery of this Amendment the Lender is not waiving, any Default or Event of Default under the Loan Documents as amended hereby; and

          (d) each of Holdings and the Subsidiary Guarantors ratifies and confirms its Guaranty;

          7. Each of the Loan Documents, as and to the extent amended hereby, remains in full force and effect in accordance with the terms and provisions thereof and hereof.

          8. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provisions of the Loan Agreement or any other Loan Document. In the event of any conflict between this Amendment and any of the Loan Documents, the terms and provisions of this Amendment shall govern and control. Each of the Borrowers and the other Credit Parties will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, at its sole cost and expense, all such further acts, deeds, conveyances, mortgages, assignments, transfers, pledges and assurances as the Lender may reasonably require or deem desirable for the better assuring and confirming the terms and provisions of this Amendment.

          9. From and after the Amendment Effective Date, each reference in any Loan Document to any other Loan Document shall be deemed to be a reference to such Loan Document as and to the extent amended hereby.

          10. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with each of the Lender and the Borrowers.

          11. The provisions of Sections 13.03 and 13.08 of the Loan Agreement are incorporated by reference herein (as if set forth in full in this section) so that this Amendment shall be subject to the terms and provisions of such sections of the Loan Agreement.

          12. This Amendment shall become effective on the first date (the "Amendment Effective Date") on which each of the following conditions is satisfied: (a) the Borrowers, the Lender and each of the other Credit Parties shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Lender (with a copy to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention: John May, Esq. (facsimile number 212-354-8113)); (b) the second amendment to the Securities Purchase Agreement shall be effective and the Borrowers shall have paid to the Lender the Deferred Interest in the aggregate amount of $2,322,779; (c) the Lender shall have received an opinion letter, addressed to the Administrative Agent and the Lender and dated the Amendment Effective Date, from each of Brian Alperstein, Esquire, General Counsel of the Company, Lewis and Roca LLP, special counsel to the Company and Muniz, Ramirez, Perez-Taiman & Luna-Victoria, special counsel to

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the Borrowers with respect to this Amendment and such matters incident thereto and to the transactions contemplated herein and therein as the Administrative Agent may reasonably request; (d) the Lender shall have received (i) from each Borrower, a certificate, dated the Amendment Effective Date and signed on behalf of each of the Borrowers by an Authorized Representative of such Borrower in the form of Exhibit B with appropriate insertions, together with copies of the certificate or articles of incorporation and by-laws (or other equivalent organizational documents), as applicable, of such Borrower and the resolutions of such Borrower referred to in such certificate certifying on behalf of such Borrower that all of the conditions in Sections 5.06 (for purposes of this Amendment, the reference to June 30, 2007 in Section 5.06 shall instead refer to June 30, 2008) and 5.07 of the Loan Agreement have been satisfied on such date and (ii) from each Credit Party other than the Borrowers, a certificate, dated the Amendment Effective Date, signed by an Authorized Representative of such Credit Party, and attested to by another Authorized Representative of such Credit Party, in the form of Exhibit B with appropriate insertions, together with copies of the certificate or articles of incorporation and by-laws (or other equivalent organizational documents), as applicable, of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and each of (i) and (ii) above shall be in form and substance reasonably acceptable to the Lender; and (e) if requested by the Lender on or prior to November 4, 2008, the Lender shall have received such other documents and evidence as are customary for transactions of this type or as the Lender may reasonably request in order to evidence the satisfaction of the other conditions set forth above.

                                  *     *     *

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          IN WITNESS WHEREOF, the parties have executed and delivered this
Amendment as of the date first set forth above.

                                              LENDER:

                                                   PLAINFIELD SPECIAL SITUATIONS
                                                   MASTER FUND LIMITED,
                                                   as the Lender and the
                                                   Administrative Agent


                                                   By:  /s/ Steven Segaloff
                                                       -------------------------
                                                   Name:  Steven Segaloff
                                                   Title: Authorized Individual

                                              BORROWERS:

                                                   PURE BIOFUELS DEL PERU S.A.C.


                                                   By:  /s/ Alberto Garcia
                                                       -------------------------
                                                   Name:  Alberto Garcia
                                                   Title: General Manager

                                                   PALMA INDUSTRIAL S.A.C.


                                                   By:  /s/ Gonzalo Campos
                                                       -------------------------
                                                   Name:  Gonzalo Campos
                                                   Title: General Manager

                                              OTHER CREDIT PARTIES:

                                                  PURE BIOFUELS CORP.,
                                                  as a Guarantor


                                                  By:  /s/ Luis Goyzueta
                                                      -------------------------
                                                  Name:  Luis Goyzueta
                                                  Title: Chief Executive Officer

                                                  ACEITE PUCALLPA S.A.C.,
                                                  as a Guarantor


                                                  By:  /s/ Gonzalo Campos
                                                      -------------------------
                                                  Name:  Gonzalo Campos
                                                  Title: General Manager

                                                  PALMAS TROPICALES S.A.C.,
                                                  as a Guarantor


                                                  By:  /s/ Gonzalo Campos
                                                       -------------------------
                                                  Name:  Gonzalo Campos
                                                  Title: General Manager

                                                  PUCAPALMA  S.A.C.,
                                                  as a Guarantor


                                                  By:  /s/ Gonzalo Campos
                                                       -------------------------
                                                  Name:  Gonzalo Campos
                                                  Title: General Manager

                                                  ECOPALMA S.A.C.,
                                                  as a Guarantor


                                                  By:  /s/ Gonzalo Campos
                                                       -------------------------
                                                  Name:  Gonzalo Campos
                                                  Title: General Manager

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
                                                   PALMAS DE ORIENTE S.A.C.,
                                                   as a Guarantor


                                                   By:  /s/ Gonzalo Campos
                                                       -------------------------
                                                   Name:  Gonzalo Campos
                                                   Title: General Manager

The undersigned agrees that the Credit Parties entry into this Amendment will not violate the terms of the Securities Purchase Agreement and the Convertible Notes issued thereunder.

                                                   PLAINFIELD PERU I LLC


                                                   By:  /s/ Steven Segaloff
                                                       -------------------------
                                                   Name:  Steven Segaloff
                                                   Title: Authorized Person

                                                   PLAINFIELD PERU II LLC


                                                   By:  /s/ Steven Segaloff
                                                       -------------------------
                                                   Name:  Steven Segaloff
                                                   Title: Authorized Person


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